Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

8 Global Code of Ethics and Personal Securities Transactions Policy

Original Date of Policy: October 2004 (Babson Capital Global Advisors Limited: October 2012)

Compliance Subject Matter Expert: Chris DeFrancis, Melissa LaGrant, Amy Keohane, Peter Clark, Lee Markwood, Romana Hoque

Entity: Babson Capital Management LLC, Babson Capital Australia Pty Ltd. (“Babson Capital Australia”), Babson Capital Global Advisors Limited, Babson Capital Europe Limited (collectively “Babson Capital”), Other Access Persons and Trustees of Funds who have adopted the Code

Last Revision Date: January 2015

8.1 Introduction

The Code of Ethics (“Code”) (i) establishes standards of business conduct related to personal securities transactions, holdings and related accounts (“personal trading”) that reflect the fiduciary duty of Babson Capital to its Clients; (ii) establishes policies and procedures reasonably necessary to detect and prevent certain activities that are or may be an abuse of fiduciary duties, breach its confidentiality obligations, or create a Conflict of Interest; (iii) requires those subject to the Code to comply with applicable Federal Securities Laws; and (iv) has been adopted in compliance with Section 204A of the Advisers Act, Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the 1940 Act and the requirements and expectations of the Financial Conduct Authority (“FCA”) insofar as they relate to the prevention of market abuse.

8.2 Policy Statement

For purposes of the Code of Ethics and Personal Securities Transactions Policy (“Policy”), all Babson Capital Associates are considered Access Persons. Certain other Access Persons are defined in Schedule A: “Definitions”. All Access Persons are required to acknowledge receipt of this Code and any amendments thereto in writing or electronically. Any person having questions as to the meaning or applicability of the Code should contact the relevant CCO or his or her designee.

Capitalized terms used in the Code that are not otherwise defined have the meanings contained in Schedule A: “Definitions”.

8.3 Procedures

8.3.1 PART ONE: STANDARD OF CONDUCT AND PERSONAL TRADING RESTRICTIONS

8.3.1.1 Article I: General Policies

A. Standard of Conduct

The principles that govern an Access Person’s personal trading and the standard of conduct (except for a Trustee of a Fund which is covered later), include:

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of Clients;

•	The requirement that all personal trading be in compliance with the Code;

•	The fundamental expectation that an Access Person should not take inappropriate advantage of his/her position; and

•	The requirement to comply with all applicable laws, rules, and regulations, including but not limited to applicable Federal Securities Laws.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

The Code does not attempt to identify all possible Conflicts of Interest. Literal compliance with the specific provisions of the Code will not excuse Access Persons from personal trading or other conduct that is illegal and/or violates Babson Capital’s fiduciary duty to its Clients.

Access Persons should avoid any real or perceived Conflict of Interest whenever possible. Access Persons are required to disclose any real or perceived Conflict of Interest to their management and the Compliance Department and not participate in any aspect of the business relationship with the relevant person or entity until such time as the Conflict of Interest has been resolved. Refer to Babson Capital Management LLC’s Conflicts of Interest Policy or other applicable entity-specific policies for additional information.

B. General Prohibitions

No Access Person, including a Trustee of a Fund or an officer of a Fund determined to be an Access Person, in connection with the purchase, sale or disposition of a Security can directly or indirectly:

•	Knowingly use information concerning the investment intentions of or influence the investment decision making process of Babson Capital and/or its Clients for personal gain or in a manner detrimental to the interests of Babson Capital and/or its Clients;

•	Employ any device, scheme, or artifice to defraud Babson Capital and/or its Clients;

•	Make an untrue statement of a material fact to Babson Capital or its Clients;

•	Omit to state a material fact necessary in order to make any statement made to Babson Capital and/or its Clients (in light of the circumstances under which they are made) not misleading;

•	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon, or by, Babson Capital and/or its Clients; or

•	Engage in any manipulative practice with respect to Babson Capital and/or its Clients.

C. Confidentiality of Client Transactions

Until disclosed in a public report to shareholders, a limited disclosure to the public, or public filing to a regulator (i.e. SEC or relevant local regulator), all information concerning Securities Being Considered for Purchase or Sale by or on behalf of Babson Capital and/or any of its Clients will be kept confidential and disclosed by Access Persons only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by the relevant CCO or his or her designee.

8.3.1.2 Article II: Specific Policies for Access Persons and Trustees

The following are specific policies that govern the personal trading of Access Persons. Unless otherwise subject to the Code by virtue of being an Associate of Babson Capital, Trustees and those deemed to be Certain Fund Officers are only required to comply with the General Policies for Trustees and Certain Fund Officers section of the Code.

It is important to note that these policies not only govern the personal trading of Access Persons, but also apply to the personal trading done by Immediate Family and in accounts where the Access Person or member of Immediate Family has Beneficial Interest or Investment Control (e.g. connected persons, individuals living in the same household).

8.3.1.2.1 A. Access Persons Requirements

1. Reporting Obligations

Access Persons should use the SunGard Personal Trading Assistant (“PTA “) for all reporting purposes unless otherwise noted below. PTA is available 24 hours a day, 7 days a week for reporting needs. (See below for available PTA pre-clearance hours.)

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Access Persons that are unable to report through PTA (i.e., not a designated user of PTA or otherwise unable to submit through PTA through remote access) will certify and submit their Annual Holdings and Quarterly Transaction Reports in paper form and the Access Person’s local Compliance Department will submit the electronic filing through PTA on his or her behalf.

a. Exemptions from Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report

All Reportable Security transactions and holdings must be reported except for those listed as exempt from reporting on Schedule B of this Code or where the relevant CCO or his or her designee has otherwise granted an exemption to this requirement.

b. Initial Reportable Accounts and Holdings Report and Certifications

In addition to disclosing all Reportable Accounts, each new Access Person must file an Initial Holdings Report disclosing the following for each Reportable Security in which they have direct or indirect Beneficial Interest and/or Investment Control:

•	The name and type of Security;

•	The exchange ticker symbol, ISIN, CUSIP number or relevant security identifier (as applicable);

•	The number of shares or principal amount;

•	The name of brokers or other service providers of Reportable Accounts; and

•	Submission date.

Access Persons must submit an Initial Holdings Report with a certification that they (i) have read and understand the Code; (ii) are subject to and will comply with its requirements; and (iii) have reported all Reportable Securities holdings and Reportable Accounts. The Initial Holdings Report must be submitted by a date prescribed by the relevant Compliance Department but no later than 10 calendar days from becoming an Access Person. Information must be current as of a date no more than 45 calendar days prior to becoming an Access Person. Personal trading is restricted until this report is filed.

c. Reportable Account Confirmations and Statements

Access Persons must arrange for copies of confirmations of all Reportable Securities transactions and periodic Reportable Account statements to be sent by brokers or other service providers directly to the local Compliance Department in a timely manner. Confirmations must be delivered to the local Compliance Department by the date falling 10 business days following a transaction. Reportable Account statements must be submitted on at least a quarterly basis and must be delivered within 30 calendar days after the end of each quarter.

For Babson Capital Management LLC employees, the Compliance Department will generally attempt to arrange the delivery of confirmations and holdings directly to the Compliance Department on the Access Person’s behalf (this approach is usually successful when the Reportable Account is held with a “Select Broker” – see below). If an Access Person’s broker or service provider is unwilling or unable to send confirmations and statements directly, or for Babson Capital Europe Limited employees, it is the responsibility of the Access Person to ensure that his or her local Compliance Department receives copies of all such documentation.

d. Quarterly Transaction Report and Certification

Access Persons must file a quarterly report (“Quarterly Transaction Report”) disclosing the following:

•	The transaction dates (i.e. trade dates);

•	The name and type of Security;

•	The exchange ticker symbol, ISIN, CUSIP number, or relevant security identifier (as applicable);

•	The number of shares, units or principal amount;

•	The interest rate and maturity date (if applicable);

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

•	The nature of the transaction (e.g., purchase, sale, or other type of acquisition or disposition);

•	The transaction price;

•	The name of brokers or other service providers of Reportable Accounts; and

•	Submission date.

Access Persons must submit a Quarterly Transaction Report with a certification that lists all Reportable Security transactions in which they had a Beneficial Interest or Investment Control during the quarter. The Quarterly Transaction Report must be submitted no later than 30 calendar days after the end of each calendar quarter. This report is required even if there are no transactions in Reportable Securities during the quarter.

e. Annual Holdings Report and Certification

Access Persons must file an annual report (“Annual Holdings Report”) certifying that they have reported all Reportable Securities holdings and Reportable Accounts and disclosing the following:

•	The name and type of Security;

•	The exchange ticker symbol, ISIN, CUSIP number, or relevant security identifier (as applicable);

•	The number of shares, units or principal amount;

•	The name of brokers or other service providers of Reportable Accounts;

•	Adjustments to Securities due to an Automatic Investment Plan, Involuntary Purchase or Sale, Gift Receipt, or other transaction exempt from pre-clearance but subject to reporting under the Code; and

•	Submission date.

The Annual Holdings Report must be submitted no later than the date falling 30 calendar days after Babson Capital’s fiscal year-end, which is December 31st. The information contained in the Annual Holdings Report must be current as of a date no more than 45 calendar days prior to the date the report was submitted. This report is required even if there are no Reportable Securities currently held in any accounts.

f. Periodic Code Certifications

As amendments to the Code occur or as requested by the relevant CCO or his or her designee, Access Persons must submit a certification that they (i) have read and understand the Code; and (ii) are subject to and will comply with its requirements.

2. Requirement for Approved and Select Brokers

Babson Capital Access Persons hired after November 1, 2009 can only conduct personal trading with brokers offering electronic data feeds who have also been approved by the Compliance Department (“Select Brokers”). The requirement for Approved and Select Brokers does not apply to Access Persons of Babson Capital Australia, Babson Capital Global Advisors Limited or Babson Capital Europe Limited.

Upon hire, applicable Access Persons have 90 calendar days to transfer a Reportable Account to a Select Broker. However, if an Access Person’s hire date was prior to November 1, 2009, his or her Reportable Accounts can be maintained with broker-dealers who have been approved by the Compliance Department (“Approved Brokers”), a list which also includes Select Brokers.

A current list of Approved and Select Brokers is maintained in PTA. A Broker Exception Request Form is also available in PTA.

The following types of Reportable Accounts do not require the use of Approved or Select Brokers:

•	401(k) Plans;

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

•	403(b) Plans;

•	529 College Savings Plans;

•	Direct-hold accounts or accounts where positions are held in certificate form;

•	Accounts in which the Access Person has Beneficial Interest but no direct or indirect Investment Control (“managed account”);

•	Accounts held with OppenheimerFunds; and

•	Accounts held with MassMutual Life Insurance Company or MML Investors Services.

3. Requirement to Pre-clear Transactions

No Access Person can purchase or sell any Reportable Security in which he or she has, or as a result of such transaction will establish, Beneficial Interest or Investment Control without obtaining pre-clearance as prescribed below.

All Reportable Security transactions must be pre-cleared using PTA (or through another process prescribed by the relevant Compliance Department) except for those listed as exempt from pre-clearance on Schedule B of this Code or where the relevant CCO or his or her designee has otherwise granted an exemption to this requirement.

Pre-clearance approval is only valid for execution on the same day for which the approval was granted.

Each Access Person designated to utilize PTA is provided with a password and link to the PTA module by the Compliance Department. PTA can only be accessed through Babson Capital’s systems and not through a regular internet portal, due to security measures.

As mentioned, all Access Persons are required to obtain pre-clearance via PTA (or through another process prescribed by the relevant Compliance Department) prior to execution of a transaction. Pre-clearance requests can only be entered into PTA on business days designated by the Access Person’s relevant entity and are only valid for that given business day (until 11:59 p.m.). Requests entered outside of these designated days will automatically be denied. Special arrangements will need to be made with the Compliance Department for foreign market transactions. The Compliance Department is not required to provide assistance on pre-clearance requests made on days or during hours when the Access Person’s local Babson Capital office is closed.

Access Persons unable to pre-clear through PTA (e.g., not a designated user of PTA or unable to submit through PTA through remote access) should contact the relevant Compliance Department to enter a pre-clearance on their behalf during trading hours mentioned above. U.S. and Asia based Access Persons should contact the U.S.-based Compliance Hotline (a dedicated e-mail and phone number to promptly assist Access Persons with Code-related matters) at codeofethics3@babsoncapital.com or by calling (413) 226-1220. Access Persons of Babson Capital Global Advisors Limited or Babson Capital Europe Limited should contact the London-based Compliance Department at ComplianceEurope@babsoncapital.com for assistance. The relevant Compliance Department will submit the request through PTA on behalf of the Access Person and communicate the pre-clearance approval or denial.

Pre-clearance of private investment funds (including those advised or sub-advised by Babson Capital), Limited Offerings, or Initial Public Offerings follow a special approval process and are not handled in PTA. Access Persons must contact the relevant Compliance Department to request pre-clearance of such Securities.

The approval of a pre-clearance request does not supplant an Access Person’s obligation to otherwise comply with the requirements of the Code.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

4. Restricted Securities

No Access Person can trade in the Securities of an issuer that is included on the Restricted List maintained in PTA. The Restricted List is compiled from a variety of internal sources and considered confidential. Access Persons of Babson Capital Management LLC should refer to that firm’s Insider Trading and Firewall Policy for additional information regarding restrictions.

In addition, no Access Person can trade certain Restricted Fixed Income Instruments (i.e. corporate bonds, notes or loans). Please refer to Schedule B of this Code where the relevant CCO or his or her designee has otherwise granted an exemption to this prohibition.

Although Open-End Investment Companies are not subject to the pre-clearance requirement, there may be times when the Compliance Department restricts trading in a Reportable Fund (e.g. Babson Capital Funds Trust). The Compliance Department will communicate periods during which a Reportable Fund would be restricted using Babson Capital’s intranet site or other similar means of communication.

5. Limited Offerings, Initial Public Offerings, and Co-Investments

Limited Offerings and Initial Public Offerings:

No Access Person can make an investment in any Initial Public Offering of equity securities, spin-offs, and debt offerings whereby the issuer has not already issued public equity unless such access person has received written approval from the relevant CCO or his or her designee.

No Access Persons can directly or indirectly acquire Beneficial Interest or Investment Control in a Limited Offering without prior written approval by the relevant CCO or his or her designee.

Pre-clearance requests for Limited Offerings and Initial Public must be submitted manually to the Compliance Department using a form obtained from the Compliance Department. Once approved, the request will remain in effect for 90 calendar days. Any subsequent purchases or dispositions will require additional approval.

Co-Investments:

Pre-clearance requests related to the purchase or disposal of shares of a Private Investment Fund managed directly or indirectly by Babson Capital, given the nature of such investments and the potential conflicts associated therewith, may also be subject to the relevant Employee Co-Investment Policy (the “Employee Co-Investment Policy”). Requests for such investments must be initiated by contacting the Compliance Department, and will be granted on a case by case basis under the Code and in accordance with the Employee Co-Investment Policy.

6. Open Orders

No Access Person can transact in a Reportable Security subject to pre-clearance in a Reportable Account on the same business day as the purchase or sale of such issuer in a Client account.

7. Special Order Types

Access Persons are permitted to enter into limit/stop orders. Pre-clearance approval must be obtained in PTA on the date that the original order is entered. When requesting pre-clearance, Access Persons must identify the transaction as a limit/stop order and indicate the limit/stop price of the transaction. If the request is not identified as a limit/stop order, it will be treated like a market order and approval will only be good for that day. Limit/stop order approvals are restricted to a period of no longer than 120 calendar days and must be executed within the terms of the limit/stop price indicated in the pre-clearance request. If an Access Person wishes to amend the terms of the limit/stop order after receiving approval, he or she must enter a new pre-clearance request identifying the new terms of the requested trade. Any limit/stop

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

orders unexecuted beyond 120 calendar days are not valid and a new pre-clearance must be requested for a future execution. In addition, pre-clearance approval must be obtained in PTA prior to the cancellation of a limit order.

Any transaction that takes place as a result of the limit price being obtained is considered a passive transaction and therefore, exempt from pre-clearance. However, the transaction must be reported on the next Quarterly Transaction Report.

No Access Person can execute a Good ‘Til Canceled (“GTC”) order.

No Access Person can use special order types such as limit/stop orders to circumvent the requirements of the Code.

8. Short Sales and Derivatives

Access Persons can sell short an ETF, and can purchase or sell/write a derivative (i.e. option or future) on an ETF, index, or currency. Access Persons can also enter into derivatives on commodities and derivatives on Direct Obligations of the Government of the United States. Such transactions are exempt from the pre-clearance requirement, but are required to be reported. See Schedule A. Selling short any other Security type, or purchasing or selling/writing a derivative on any other Security type is prohibited under this Policy.

9. Ban on Short Term Trading

Access Persons may not sell a Reportable Security or its equivalent (i.e. derivative) at a profit within 60 calendar days of last purchase, or buy a Reportable Security or its equivalent at a price below which he or she sold it within the last 60 calendar days. Profits from such trades must be disgorged in a manner acceptable to Babson Capital. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. This restriction does not apply to Reportable Securities and/or Reportable Accounts exempt from pre-clearance.

Access Persons should note that there may be other time periods that their personal securities transactions are monitored against. See Section 16 Insider Short Swing Profit Prohibition and Excessive Trading and Market Timing sections below.

No Access Person can use derivatives including futures, options, warrants on a Security to circumvent the requirements of the Code. (i.e. No Access Person may use derivative transactions with respect to a Security if the Code otherwise prohibits them from taking the same position directly in the underlying Security.)

Certain Access Persons under relevant Remuneration Policies may be subject to additional restrictions. Please see the relevant Remuneration Policies for these additional requirements.

10. Section 16 Insider Short Swing Profit Prohibition

Access Persons deemed an insider under Section 16 of the Securities Exchange Act of 1934 or Section 30(h) of the 1940 Act for Closed-end Funds advised or sub-advised by Babson Capital are subject to an additional short swing profit prohibition that requires any profit realized from the purchase and subsequent sale or sale and subsequent re-purchase of the issuer’s Securities within a period of less than six months to be paid to the issuer.

11. Excessive Trading and Market Timing

Access Persons are strongly discouraged to engage in excessive trading of Reportable Securities and should expect additional scrutiny when the volume of personal trading is high. The Compliance

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Department monitors personal trading and pre-clearance volume and can place restrictions and/or recommend disciplinary action if there appears to be a pattern of excessive and/or questionable trading. This restriction does not apply to non-Reportable Securities or trades made by a third-party with investment discretion over a Reportable Account.

Access Persons that invest in an Open-End Investment Company advised or sub-advised by Babson Capital or participate in MassMutual’s 401(k) Plan are subject to the market timing and excessive trading policies of those entities.

12. Large Cap/ De Minimis Provision

An Access Person that requests pre-clearance for a transaction that would otherwise be denied solely because (i) the Security is Being Considered for Purchase or Sale or (ii) the Security is trading in a Client account, may receive approval from the Compliance Department provided that:

•	The issuer of the Security has a market capitalization exceeding U.S. $3 billion (or the equivalent in another currency) (“Large Cap Security”); and

•	The aggregate amount of such Access Person’s transactions across all of his or her Reportable Accounts in the Large Cap Security does not exceed:

•	10,000 shares within any consecutive 7 calendar day period; or

•	U.S. $100,000 principal amount (or the equivalent in another currency) for sale transactions of pre-existing fixed income positions within any consecutive 7 calendar day period.

Such transactions will be subject to all other provisions of the Code.

13. Gifts of Securities

With regard to a Gift of Securities given or received by an Access Person, the gift itself does not have to be pre-cleared. However, the transaction(s) must be reported on the next Quarterly Transaction Report following the date of the gift. A subsequent sale of the Security will be subject to pre-clearance if the Access Person has a Beneficial Interest in the Security and/or Investment Control over the account in which the Security is held.

14. Investment Clubs

No Access Person can participate in investment clubs (i.e. a group of individuals pool their assets and make joint decisions on which Securities to purchase or sell).

8.3.1.2.2 B. Investment Person Requirements

1. Duty to Disclose Conflicts

Prior to making any recommendation that Babson Capital buy or sell any Security of an issuer for any Client, Investment Persons are required to disclose to the Compliance Department and their management if they (i) have Beneficial Interest or Investment Control of any Securities of the issuer and whether such Beneficial Interest or Investment Control represents a material interest in such issuer (e.g. owning more than 5% of the total outstanding voting shares of such issuer); or (ii) have a real or perceived Conflict of Interest in connection with the Security.

This requirement does not apply to Securities traded or held by Private Investment Funds managed directly or indirectly by Babson Capital to the extent that an Investment Person may be deemed to have Beneficial Interest or Investment Control of any such Security solely by reason of such Investment Person having invested in such fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by any such fund.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

2. Seven Day “Blackout” Period

Investment Persons are subject to an additional 7 day “blackout” period whereby they cannot purchase or sell any Reportable Security that is subject to pre-clearance in a Reportable Account within 7 calendar days before or after the purchase or sale of the same Issuer for any Client managed by Babson Capital. Any profits realized or losses avoided with respect to such purchase or sale can be subject to disgorgement. An Investment Person will not be deemed to have violated this requirement if the transaction involved a Security exempt from the pre-clearance requirement OR if the transaction occurred in the 7 calendar day period prior to or in the 7 calendar day period after a trade by a Client account in the same issuer as long as the Compliance Department can reasonably determine that the Investment Person did not know and had no reason to know that the trade of a Client account was being considered.

8.3.1.2.3 C. General Policies for Fund Trustees and Certain Fund Officers

1. Standard of Conduct

The principles that govern Trustees’ and Certain Fund Officers’ (as determined by the relevant CCO or his or her designee) personal trading and standard of conduct include:

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of the Fund;

•	The requirement that all personal trading be in compliance with the Code and each Trustee’s or Certain Fund Officer’s fiduciary duty to the Fund;

•	The fundamental expectation that a Trustee or Certain Fund Officer should not take inappropriate advantage of his/her position; and

•	The requirement to comply with all applicable laws, rules, and regulations, including but not limited to the Federal Securities Laws.

2. Requirements

a. Purchase or Sale of Reportable Securities

No Trustee or Certain Fund Officer can purchase or sell any Reportable Security with the actual knowledge that it is Being Considered for Purchase or Sale by or on behalf of a Fund for which they act as a Trustee or Certain Fund Officer.

b. Certificate of Compliance

Trustees and Certain Fund Officers are required to submit a written statement, within 30 calendar days after the end of each quarter, to the relevant CCO or his or her designee stating their compliance with the applicable requirements of the Code.

c. Holdings and Transaction Report Exemptions

With the exception of those Interested Trustees who are also Associates of Babson Capital and therefore subject to all applicable reporting requirements of the Code, Disinterested and Interested Trustees and Certain Fund Officers are exempt from filing an Initial Holdings Report.

Disinterested and Interested Trustees and Certain Fund Officers are exempt from filing a Quarterly Transaction Report in accordance with the Reporting Obligations section, except if in the ordinary course of fulfilling official duties as a Trustee or Certain Fund Officer he or she knew or should have known that during the 15 calendar days immediately before and after their transaction that such Security was a Reportable Security Held Or To Be Acquired by the Fund or its investment adviser.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Interested Trustees are required to complete an Annual Holdings Report in accordance with the Reporting Obligations section of the Code. However, Disinterested Trustees and Certain Fund Officers are exempt from completing the Annual Holdings Report.

d. Serving on Boards of Directors or Trustees

Trustees and Certain Fund Officers must notify Babson Capital’s Legal Department and/or the chief compliance officer of the Fund of any service on or termination from a business or non-business board of directors or board of trustees.

8.3.2 PART TWO: CCO RESPONSIBILITIES

8.3.2.1 Article I: CCO

A. Appointment

Each Babson Capital entity that has adopted this Policy has designated a CCO who will have the authority and responsibility to administer this Code. Additionally, the relevant CCO can designate persons to act on his or her behalf including handling, without limitation, pre-clearance requests, reviewing transaction and holding reports submitted by Access Persons and granting exceptions to the Code as appropriate.

B. Primary Responsibilities

The relevant CCO or his or her designee must be familiar with investment compliance practices and policies and report any material matter to the Chairman, President, CEO, General Counsel, and/or the relevant governance committee.

The relevant CCO is responsible for:

•	Furnishing Access Persons with a copy of the Code and any amendments thereto, and periodically informing them of their duties and obligations there under;

•	Developing policies and procedures designed to implement, maintain, and enforce the Code;

•	Conducting periodic training to explain and reinforce the terms of the Code;

•	Conducting periodic reviews of the reports required to be submitted by Access Persons under the Code, the scope and frequency of such review to be determined by the relevant CCO or his or her designee;

•	Interpreting and answering questions regarding the Code, as they relate to laws and regulations;

•	Overseeing the manner of disposition of any profits required to be disgorged in conformance with the Code and related guidelines;

•	Maintaining confidential information regarding personal trading and holdings and only disclosing such information to persons with a clear need to know, as appropriate, including state and federal regulators;

•	Reviewing this Code on a regular basis and recommending material amendments to Babson Capital’s Chairman, President, CEO, General Counsel and/or the committee at the relevant entity responsible for oversight of such matters, as appropriate; and Granting and documenting exceptions or exemptions on an individual or a class basis, to any of the provisions of the Code, provided that such exceptions or exemptions are consistent with the principles of the Code, and the requirements of applicable laws and regulations

C. Reports

The relevant CCO is required to:

•	Prepare a quarterly report documenting any material violations during the previous quarter and any other significant information concerning the application of the Code and report such information to Babson Capital’s Conflicts Committee (or the equivalent committee at the relevant entity responsible for oversight of such matters), the Trustees of each Fund advised or sub-advised by Babson Capital;

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

•	Prepare a report, at least annually, summarizing any material exceptions or exemptions concerning personal trading made during the past year; listing any violations requiring significant remedial action; and identifying any recommended changes to the Code or the procedures there under. The report should include any violations that are material, any sanctions imposed to such material violations, and any significant Conflict of Interest that arose involving the personal investment policies of the organization, even if the conflicts have not resulted in a violation of the Code. This report is required to be submitted to Babson Capital’s Conflicts Committee (or the equivalent committee at the relevant entity responsible for oversight of such matters) and the Board of Trustees of each Fund; and

•	Annually certify, upon request, to each Fund’s Board of Trustees that policies and procedures are in place to reasonably prevent Access Persons from violating the Code.

8.3.3 PART THREE: GENERAL INFORMATION

8.3.3.1 Article I: Liability for Losses

Babson Capital and/or its Clients are not liable for any losses incurred or profits avoided resulting from the implementation or enforcement of the Code. The ability to purchase and sell Securities is limited by the Code and trading activity by Babson Capital and/or its Clients can affect the timing of when a Security can be bought or sold by an Access Person.

8.3.3.2 Article II: Violations

A. Reporting of Violations

Actual or potential violations of the Code will be brought to the immediate attention of the relevant CCO or his or her designee. It is a violation of the Code to deliberately fail to report a violation or withhold pertinent information.

Good faith reporting of suspected violations of the Code by others will not subject the reporting person to penalty or reprisal by Babson Capital.

B. Penalties for Violations

Penalties for violating applicable Federal Securities Laws or other relevant rules and regulations can be severe for both the Access Persons involved in such unlawful conduct and Babson Capital. Access Persons can be subject to penalties even if they do not personally benefit from the violation. Penalties can include civil injunctions, disgorgement of profits made or losses avoided, jail sentences, or fines.

Any violation of the Code can also be subject to sanctions imposed by Babson Capital as deemed appropriate by the relevant CCO or his or her designee. Such sanctions can include but are not limited to: written warnings, fines, bans on personal trading, disgorgement of profits, personnel action (e.g., termination of employment) or referral to civil or criminal authorities. A schedule of sanctions is available upon request from the Compliance Department.

Sanctions for violation of the Code by either an Interested Trustee who is not an Access Person of Babson Capital or a Disinterested Trustee of a Fund or Certain Fund Officers will be determined by the relevant CCO or his or her designee and the relevant Fund chief compliance officer.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

8.3.3.3 Article III: Amendments

Material amendments to the Code will be approved by the CCO, Babson Capital’s Conflicts Committee (or the equivalent committee at the relevant entity responsible for oversight of such matters). Material amendments to the Code will be reported to the relevant Board of Managers/Directors for review at the next meeting following such amendment.

The Funds respective Boards of Trustees must approve any material amendments to the codes of ethics of the Fund and its investment adviser within six months of the adoption of the material amendments in accordance with the requirements of Rule 17j-1.

The relevant CCO or his or her designee will provide each Access Person with a copy of any amendments to the Code.

8.3.3.4 Article IV: Hardship

In certain circumstances of hardship, an exception can be requested of the relevant CCO or his or her designee with respect to otherwise prohibited transactions. In the event that an exception is granted, any profits realized or losses avoided on such transactions can be subject to disgorgement.

8.4 Conflict Resolution and Escalation Process

Associates should immediately report any issues they believe are a potential or actual breach of this Policy to their relevant business unit management and to the relevant CCO or the Compliance Subject Matter Expert identified in this Policy. The relevant CCO or designee will review the matter and determine whether the issue is an actual breach and whether to grant an exception, and/or the appropriate course of action. When making such determination, the relevant CCO or designee may, as part of his/her review, discuss the matter with relevant business unit management, members of senior management, governance committees or other parties (i.e. legal counsel, auditor, etc).

The Compliance Department can grant exceptions to any provision of this Policy so long as such exceptions are consistent with the purpose of the Policy and applicable law, are documented and such documentation is retained for the required retention period. Any questions regarding the applicability of this Policy should be directed to the identified Compliance Subject Matter Expert or the CCO.

8.5 Associated Policies

Associated policies for relevant entities include but are not limited to the following:

•	Conflicts of Interest

•	Code of Conduct

•	Employee Co-Investment

•	Insider Trading and Firewall

•	Outside Service

•	Regulatory Filings and Client Disclosures

•	Side by Side Management of Private Investment Funds and Other Advisory Accounts

•	Remuneration Policy

•	Mezzanine Funds - Carried Interest and Staff Co-investments

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

8.6 Governing Regulatory Statute

As applicable and depending upon an Access Person’s relevant jurisdiction and entity, the following governing regulatory statutes would apply:

•	Applicable Federal Securities Laws and any other relevant rules and regulations

•	Section 204A of the Advisers Act

•	Rule 204A-1 under the Advisers Act

•	Rule 17j-1 under the 1940 Act

•	Sections 1041A, B, C, E, F and H and 1042A of the Corporations Act

•	Sections 12DA and DF of the ASIC Act

•	Section 16 of the Securities Exchange Act of 1934 or Section 30 (h) of the 1940 Act

•	European Commission Market Abuse Directive

•	FCA Conduct of Business Sourcebook – 11.7: Personal Account Dealing

8.7 Books and Records Retained

The table below identifies each record that is required to be retained as it relates to this Policy:

Description/ Requirement	Babson Record(s)	Creator	Owner	Retention Period	Source
Access Persons are required to acknowledge receipt of the Code and any amendments thereto	Various Code of Ethics Acknowledgements	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Exception request and CCO approval of exceptions	Personal Trading Exceptions	Access Person	Compliance Department	8 Years	BCM IA Compliance Manual Policy Requirement

New Access Persons must file an Initial Holdings Report	Initial Holdings Report	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Access Persons will arrange for copies of confirmations of all Reportable Securities transactions and periodic account statements to be sent by the Access Person’s broker(s) directly to the Compliance	Personal Brokerage Statements & Transaction Confirmations in lieu of Holdings and Transaction Reports	Access Person’s Brokerage Firm	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

All Access Persons will submit a Quarterly Transaction Report and certify that the Quarterly Transaction Report lists all Reportable Security transactions	Quarterly Transactions Report and Certification	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Description/ Requirement	Babson Record(s)	Creator	Owner	Retention Period	Source
Access Persons must submit an Annual Holdings Report	Annual Holdings Report	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Access Persons are required to certify to the list of their Reportable Accounts disclosed at this time, even if there are no Reportable Securities currently held in the accounts	Access Person Certification of Reportable Accounts	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Trustees will submit a written statement to the CCO that he or she has complied with the applicable requirements of this Code	Trustee Quarterly Transaction Certification or Waiver	Trustee	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

The CCO will prepare a quarterly violation report as well as an annual material exception report	CCO Violation Reports	Compliance / Risk Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

The CCO will annually certify, to each Fund’s Board of Trustees, that Babson Capital and each Fund it advises have adopted procedures	Quarterly Compliance Report to Fund Boards	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

A copy of the Code or any other Code which has been in effect during the most recent eight year period	Code of Ethics and Personal Securities Transactions Policy	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

A record of any Code violations	Code Violation Report	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Description/ Requirement	Babson Record(s)	Creator	Owner	Retention Period	Source
Record of Sanction Memos sent to Access Persons	Sanction Memos	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

A list of all Access Persons and Investment Persons currently or within the most recent eight year period who are or were required to make reports	Applicable Persons List	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

A record of the approval of, and rationale supporting, the acquisition of Initial Public Offerings, Limited Offerings and Co-Investments for at least eight years after the end of the fiscal year in which the approval is granted	Private Placement and IPO Participation Request Form, Co-Investment Request Form	Access Person	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Any material amendments to the Code will be reported to the relevant Board of Managers / Directors for review	Code of Ethics Policy Management Report	Compliance Department	Compliance Department	8 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

The Fund must approve any material changes to the codes of ethics of the Fund and its investment adviser	Trustee approvals of the Code	Compliance Department	Compliance Department	8 Years	Rule 17j-1 of 1940 Act

Record of Pre-clearance Requests (including those received under the Employee Co-Investment Policy)	Pre-clearance Requests	Access Persons	Compliance Department	8 Years	BCM IA Compliance Manual Policy Requirement; FCA Conduct of Business Sourcebook Schedule 1.3

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Description/ Requirement	Babson Record(s)	Creator	Owner	Retention Period	Source
List of Reportable Funds	Reportable Funds List	MassMutual Corporate Compliance	Compliance Department	8 Years	BCM IA Compliance Manual Policy Requirement

Code of Ethics Training Materials and supporting documentation	Code of Ethics Training Materials	Compliance Department	Compliance Department	8 Years	BCM IA Compliance Manual Policy Requirement

Quarterly Client Certifications and Reporting	Officers and Client Quarterly Certifications	Applicable Fund or Trust Officers, Applicable Portfolio Managers	Compliance Department	8 Years	BCM IA Compliance Manual Policy Requirement; Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

8.8 SCHEDULE A - DEFINITIONS

1940 Act	The Investment Company Act of 1940.

Access Person

An Access Person includes:

1.      Any Associate of Babson Capital.

2.      Any director, trustee, officer or employee of a Fund or Babson Capital (or of any company in a control relationship to the Fund or Babson Capital) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales.

3.      Any natural person in a control relationship to a Fund or Babson Capital who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by a Fund.

4.      Any director, officer or general partner of a principal underwriter to a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of a Security.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Advisers Act	The Investment Advisers Act of 1940.

Client	Any person or entity that has an investment advisory or investment sub-advisory services agreement with Babson Capital.

Associate	An Associate includes: (i) any employee, officer, director, and member of any board of managers of Babson Capital and any other subsidiaries which may be subsequently organized and that adopt this Code; (ii) any person who provides investment advice on behalf of Babson Capital and is subject to the supervision and control of Babson Capital; (iii) any contractor, consultant or other temporary employee hired, engaged or performing services by or on behalf of Babson Capital for a period of 30 days or more unless otherwise exempted by the relevant CCO; or (iv) any other individual as the relevant CCO deems appropriate.

Automatic Investment Plan	A program in which regular periodic transactions are made automatically in Securities in accordance with a predetermined schedule and allocation. Automatic Investment Plans include automatic dividend reinvestment plans, stock purchase plans and payroll contributions into an employer-offered retirement/401(k) Plan or equivalent.

Babson Capital	Babson Capital Management LLC and any of its subsidiaries which may from time to time adopt this Code.

Babson Capital SIPP	Self-invested personal pension established to fund the employee retirement benefit plans for employees of Babson Capital Europe Limited.

Being Considered for Purchase or Sale	A Security is deemed as “Being Considered for Purchase or Sale” when a recommendation has been conveyed between Investment Persons and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Beneficial Interest

Any instance where an Access Person or any member of his or her Immediate Family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

An Access Person is considered to have a Beneficial Interest in Securities: (a) owned by the Access Person solely in his/her name or jointly with another; (b) owned through an account or investment vehicle for his/her benefit (e.g., IRA, trust, partnership, etc.); or (c) owned directly, indirectly or jointly by an Immediate Family member.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Examples of indirect monetary/financial interests include but are not limited to: (a) interests in partnerships and trusts that hold Securities but does not include Securities held by a blind trust or by a trust established to fund employee retirement benefit plans such as 401(k) plans; (b) a performance-related fee received by the Access Person for providing investment advisory services; and (c) a person’s rights to acquire Securities through the exercise or conversion of any derivative instrument, whether or not presently exercisable.

CCO	The Chief Compliance Officer of Babson Capital Management LLC, Babson Capital Europe Limited, Babson Capital Global Advisors Limited, or the other relevant position of an entity that has adopted this Policy.

Certain Fund Officers	An officer of a Fund who is not an employee of Babson Capital but that is deemed to be an Access Person due to him or her having access to certain information related to the Funds.

Closed-End Investment Company	An Investment Company as defined under the 1940 Act that does not issue or have outstanding redeemable securities. Closed-End Investment Companies typically issue a set number of shares and distribute such shares to investors in a public offering, similar to the way corporate Securities are issued and distributed. A Closed-End Investment Company’s capitalization is often fixed unless an additional public offering is made. After the initial public offering, shares are distributed and anyone who wants to buy or sell shares does so in the secondary market (either on an exchange or over the counter). Closed-End Investment Companies are also commonly known as “Closed-End Funds.”

Compliance Department	The Access Person’s local Compliance Department.

Conflict of Interest	A Conflict of Interest exists when an Access Person, a family member of an Access Person, or a personal friend of an Access Person has a direct or indirect material personal financial interest (either through employment, an ownership interest or an investment) in an issuer whose Securities are subject to a recommendation to purchase or sell for a Client account, or in a supplier, vendor, enterprise, company, firm, government entity, or other entity that is doing business with or seeking to do business with Babson Capital.

Direct Obligation of the Government of the United States	Any Security directly issued or guaranteed as to principal or interest by the United States. Examples of

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury Securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities). Agency bonds, including Government National Mortgage Association (GNMA),Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Student Loan Mortgage Association (SLMA) bonds, are not Direct Obligations of the Government of the United States.

Disinterested Trustee	A Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Exchange-Traded Fund (“ETF”)

A type of Investment Company whose investment objective is generally to achieve the same return as a particular market index. An ETF primarily invests in the Securities of companies that are included in a given market index; investing in either all or a representative sample of the Securities included in the index.

It should be noted that just because an ETF may trade on an exchange, it does not automatically meet this Policy’s definition of Exchange-Traded Fund. To meet this Policy’s definition of an Exchange-Traded Fund, the fund must be tied to an index. Access Persons should consult the fund’s prospectus and/or consult with Compliance with questions on determining how to classify a fund for purposes of pre-clearance and reporting requirements.

Federal Securities Laws

For Babson Capital Management, this generally includes but is not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the U.S. Department of the Treasury, and any amendments to the abovementioned statues.

For Babson Capital Australia this generally includes but is not limited to the Corporations Act, ASIC Act, Australian Consumer Law Act, Financial Transactions Reporting Act, Commonwealth Crimes Act and related rules and regulations.

For Babson Capital Europe Limited and Babson Capital Global Advisors Limited this generally includes but is not limited to requirements and expectations of the Financial Conduct Authority (“FCA”).

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Fund	Any registered investment company who has adopted the Code as its own to satisfy applicable regulatory requirements or for which the relevant CCO deems this Code to be applicable.

Gift of Securities	The transfer of Securities where there is no money or other benefit given/received in exchange (i) from you to another party; (ii) between members of an Access Person’s Immediate Family; or (iii) to you over which you do not control the timing.

Immediate Family	Related by blood, marriage, adoption, domestic partnership (registered or unregistered) or civil union and living in the same household. Examples include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, “significant other”, sibling, mother-, father-, son-, daughter-, brother or sister-in-law, or any person related by adoption who resides in the same household with the Access Person. The CCO, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest in or Investment Control of Securities held by a member of the Access Person’s Immediate Family does not exist or is too remote for purposes of the Code.

Initial Public Offering (“IPO”)	Generally, an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934. This also includes equivalent offerings elsewhere in the world.

Interested Trustee	A Trustee of a Fund who is an “interested person” of a Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Investment Company	An “investment company” as defined by Section 3(a) of the 1940 Act, and as regulated by the 1940 Act. Examples include, but are not limited to, Open-End Investment Companies (commonly known as mutual funds), Closed-End Investment Companies and unit investment trusts.

Investment Control

Any instance where an Access Person, or an Immediate Family Member, exercises direct or indirect influence or control over the purchase, sale, disposition or ownership of a Security.

Examples of Investment Control could include but are not limited to: (a) an account over which an Access Person exercises investment decision-making authority under a power of attorney or (b) an account over which an Access Person exercises investment decision-making authority for a charitable entity.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Investment Person	Any Access Person who is a portfolio manager, research analyst or trader, as well as any other individual(s) designated by the CCO.

Involuntary Purchase or Sale

Transactions that are outside of the Access Person’s control. This includes activities due to corporate reorganizations such as the acquisition of a Security through a stock dividend, dividend reinvestment, stock split, reverse stock split, merger, consolidation, spin-off, or other similar event generally applicable to all holders of the same class of securities. This would also include a mandatory tender, any transactions executed by a broker to cover negative cash balances, a broker disposition of fractional shares, and debt maturities.

Voluntary tenders and other non-mandatory corporate actions would NOT be considered involuntary.

Limited Offering	A Securities offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, such as a hedge fund offering or a private placement, including such investments managed by Babson Capital. This also includes equivalent offerings elsewhere in the world.

MassMutual 401(k) Plan	Securities held by a trust established to fund the employee retirement benefit plans of Massachusetts Mutual Life Insurance Company and its subsidiaries.

No Direct or Indirect Control

Purchases, sales or dispositions of Securities over which an Access Person, or an Immediate Family Member, has no direct or indirect influence or control.

Examples could include but are not limited to transactions in a (a) blind trust, (b) non-discretionary account, or (c) wrap account.

OEIC	An open-ended investment company as formed under the Open-Ended Investment Company Regulations 2001 in the United Kingdom.

Open-End Investment Company	An Investment Company as defined under the 1940 Act which is offering for sale or has outstanding any redeemable security, also known as a mutual fund. The capitalization of an Open-End Investment Company is open-ended; as more investors buy shares of an Open-End Investment Company, its capital expands. Conversely, when investors liquidate their holdings, its capital shrinks.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

PTA	An intranet-based personal securities trading module used to facilitate pre-clearance, accurate reporting, and oversight of personal trading.

Reportable Account	All accounts in which an Access Person has Beneficial Interest or Investment Control and holds, or has the ability to hold, Reportable Securities. These include accounts carried in the Access Person’s name, either individually or jointly, or as a member of a partnership, by an Immediate Family Member, or other accounts in which an Access Person exercises investment discretion or control on behalf of another person or entity.

Reportable Fund	Any Investment Company or UCIT for which Babson Capital serves as an investment adviser (or sub-adviser) or whose investment adviser (or sub-adviser) or principal underwriter controls, is controlled by, or is under common control with Babson Capital, as well as any “shadow shares” of said funds offered through the various compensation plans offered by Massachusetts Mutual Life Insurance Company and its subsidiaries (e.g. the MassMutual Series Funds, the MassMutual Premier Funds, Babson Capital Funds Trust, the Oppenheimer Funds, Babson Capital Emerging Markets Corporate Bond Fund, Babson Capital Global High Yield Bond Fund). A list of Reportable Funds is published from time to time by the Compliance Department and is always made available in PTA. Note that all Closed-end Investment Companies (“closed-end funds”) are deemed to be Reportable and are subject to pre-clearance regardless of affiliation.

Reportable Security	Any Investment Company or Security as defined herein except those specifically identified as exempt from the initial holding report, annual holdings reports and quarterly transaction reports on Schedule B of this Code.

Reportable Security Held Or To Be Acquired	A Reportable Security which, within the most recent 15 calendar days, (i) is or has been held by the Fund and/or a Client or (ii) is being or has been considered by the Fund or a Client; (iii) and such information has been conveyed to Trustees. This includes any option to purchase or sell, and any Security that is convertible into or exchangeable for, any Reportable Security that was held or considered. The relevant CCO may amend this definition to the extent necessary to comply with Rules 17j-1 under the 1940 Act and 204A-1 under the Advisers Act.

Restricted Fixed Income Instruments	Reportable Securities that include corporate bonds, notes, debentures, or loans; typically an investment that provides a return in the form of fixed periodic payments

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

and the return of principal at maturity. Please refer to Schedule B of this Code for fixed income security types that may fall outside of this definition.

SEC	U.S. Securities and Exchange Commission.

Security

A “security” as defined by Section 3(a)(10) of the Securities Exchange Act of 1934,

Section 202(a)(18) of the Advisers Act, Section 2(a)(36) of the 1940 Act or Section 92 of the Corporations Act.

The definition of Security is regardless of the registration status or domicile of registration of said Security (i.e. the term Security includes both private placements and publicly-traded securities as well as domestic and foreign securities).

Examples include but are not limited to any stock, treasury stock, security future, financial futures contract or option thereon, note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, swap, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privileged entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a Security in the Code shall include any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.”

Trustee	A trustee of a Fund who is either an “interested person” or “disinterested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

UCITS (Undertakings for Collective Investment in Transferable Securities)	A European-regulated product, similar to a U.S.-registered mutual fund. UCITS funds must comply with investment restrictions that include limits on eligible assets, leverage and diversification, but provide investors the opportunity to invest in a wide variety of investment strategies. UCITS funds feature transparency, liquidity and a risk management framework.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

8.9 SCHEDULE B – PRE-CLEARANCE/REPORTING EXEMPTIONS

(Definitions for italicized terms may be found in Schedule A - Definitions)

Securities or transaction types not included below are presumed to be subject to the pre-clearance and reporting requirements of this Policy.

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
Bank Certificate of Deposit	Yes	Yes

Bankers Acceptance	Yes	Yes

Commercial Paper	Yes	Yes

Defined benefit pension plans (excluding Self Invested Pension Plans (SIPP)	Yes	Yes

Money Market Funds (including those advised and sub-advised by Babson Capital)	Yes	Yes

Repurchase Agreement	Yes	Yes

Security traded by a Babson Capital Private Investment Fund[1]	Yes[1]	Yes[1]

Open-End Investment Company[3] or other fund organized outside the U.S. with structure similar to that of an Open-End Investment Company (e.g. UCIT or OEIC) that is not deemed to be a Reportable Fund	Yes[3]	Yes[3]

Spread bets relating to sports events or indices	Yes	Yes

Spot FX, cash (including foreign currencies) and traveller’s cheques	Yes	Yes

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
Co-investments and carried interest relating to products sponsored or managed by the Company or an affiliate of the Company, where such investments are made or awarded as part of the set-up of the relevant product	Yes	Yes

Awards made under the Company’s Long Term Incentive Plan (including any re-balancing)	Yes	Yes

Dealings on LIFFE (London International Financial Futures and Options Exchange) where the investment relates to an index	Yes	No

Securities traded in an Automatic Investment Plan (“AIP”)[2]	Yes – Only upon pre-approval by the Compliance Department	Partially – Not reportable on Quarterly Transaction Report, but must be reported on the Initial Holdings Report and updated annually on the Annual Holdings Report.

Life or general insurance policies including variable annuities and/or variable life insurance	Yes	Partially – Not reportable except those variable products that track a Reportable Fund advised/sub-advised by Babson Capital or a member of the MassMutual family.[4]

Municipal Bond	Yes	No

Direct discretionary investments; e.g.: Equities Corporate bonds Exchange Traded Funds (excluding those which track a financial index)	Yes	No

Reportable Fund[3]	Yes[3]	No4

Exchange-Traded Fund	Yes	No

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
Undertakings for Collective Investments in Transferable Securities (UCITS), Unit Trusts and Open Ended Investment Companies (OEIC’s) open to retail investors in the UK (not managed or sponsored by an affiliate of Babson (e.g. Cornerstone/Barings/Oppenheimer).	Yes	No

Undertakings for Collective Investments in Transferable Securities (UCITS), Unit Trusts and Open Ended Investment Companies (OEIC’s) open to retail investors established in another EEA state (not managed or sponsored by an affiliate of Babson (e.g. Cornerstone/Barings/Oppenheimer).	Yes	No

Authorized Non-UCITS Retail Schemes established in the UK.	Yes	No

Derivative based on an ETF, index, currency, commodity or on a Direct Obligation of the Government of the United States	Yes	No

Involuntary Purchase or Sale Transaction	Yes	No

Gifting of Securities	Yes – However, any subsequent transaction must be pre-cleared if Access Person has Beneficial Interest and/or Investment Control	No

Granting of Stock or Stock Option	Yes – However, any subsequent transaction must be pre-cleared (e.g. stock option grant is exempt but exercise is not)	No

Transaction for which you have No Direct or Indirect Control / Direct discretionary investments / Discretionary managed Stocks and Shares Individual Savings Account (ISA)	Yes - Only upon pre-approval of the Reportable Account by the Compliance Department	No

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
Mortgage-backed Securities / Government Sponsored Entities (e.g. agency bonds including GNMA, FNMA, FHLMC, SLMA)	No	No

Sovereign Bond	No	No

Closed-End Investment Company / “Closed-End Fund”	No	No

Premium Bonds, gilts (and other OECD government securities), savings certificates	No	No

“Shadow Shares” of a Reportable Fund traded on the NYSE	No5	Yes

1.	To the extent that an Access Person is deemed to have Beneficial Interest and/or Investment Control of Securities traded or held by a Babson Capital Private Investment Fund solely by reason of having invested in the Babson Capital Private Investment Fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by such Babson Capital Private Investment Fund, the Access Person does not need to report the Babson Capital Private Investment Fund’s trades and holdings. The Babson Capital Private Investment Fund’s trades and holdings will be deemed incorporated into the reports submitted by the Access Person. A “Babson Capital Private Investment Fund” is a fund managed directly or indirectly by Babson Capital that is exempt from registration as an Investment Company under the 1940 Act.
2.	Any transaction that overrides the preset schedule or allocation means the program no longer qualifies as an Automatic Investment Plan.
3.	Closed-end investment companies are not exempt from pre-clearance. Please refer to the definition of Closed-End Investment Company.
4.	Holdings of Reportable Funds in the MassMutual 401(k) Plan or any other Babson Capital offered benefit plan (including the Group Variable Universal Life (GVUL) product) do not need to be separately reported, unless directed by the relevant CCO. Such holdings will be deemed incorporated into the reports submitted by Access Persons. However, Reportable Funds held in variable annuities or life insurance products must be reported.
5.	Transactions in “Shadow Shares” of a Reportable Fund traded on the NYSE cannot be pre-cleared through PTA and therefore must be manually pre-cleared through the Compliance Department.

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

8.10 SCHEDULE C – REPORTABLE ACCOUNT EXEMPTIONS

(Definitions for italicized terms may be found in Schedule A - Definitions)

Account types not included below are presumed to be Reportable, and transactions done within such accounts are presumed to be subject to the pre-clearance and reporting requirements of this Policy.

Account Type	Are Transactions within the Account exempt from Pre- Clearance?	Is the Account, its holdings and transactions exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?	Is pre-approval required from the Compliance Department for the exemption?
Mutual Fund And Retirement Accounts:

401(k) plans (or local equivalent) (excluding the MassMutual 401(k) related to your employment) which only offer non-Reportable Funds as investment choices (yours or your spouse’s account)	Yes	Yes	No

UTMA or UGMA accounts (or local equivalent) for a minor child where someone other than you is the custodian	Yes	Yes	No

529 Plans (or local equivalent) that can only invest in non-Reportable Funds	Yes	Yes	No

Other Accounts:

Accounts setup solely for an employee stock option plan, dividend re-investment plan, or other direct investment programs	Yes	No	No

Accounts where you’ve been given, but do not currently exercise, Power of Attorney Note: account becomes reportable when the Power of Attorney is activated	Yes	Yes	No

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.

Exhibit (p)(1)

Global Code of Ethics and Personal Securities Transactions Policy

Account Type	Are Transactions within the Account exempt from Pre- Clearance?	Is the Account, its holdings and transactions exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?	Is pre-approval required from the Compliance Department for the exemption?

Accounts where you’re listed as a future beneficiary or the registrant upon death of the account owner (“Transfer on Death” or TOD accounts).

Note: account becomes reportable when triggering event occurs.

	Yes	Yes	No

Accounts of a Roommate not meeting the definition of Immediate Family	Yes	Yes	No

Accounts Requiring Pre-Approval For Exemption:

Accounts in which the Access Person has Beneficial Interest but no direct or indirect Investment Control (i.e. an account managed by an adviser or a trust being managed by an entity)	Yes	No	Yes

Accounts in which the Access Person has direct or indirect Investment Control but no Beneficial Interest	Yes	No	Yes

Accounts for which the Access Persons makes the investment asset class or strategy choice, but specific decisions are made by the manager (for example – Australian Superannuation Funds).	Yes	Yes	Yes

Not for external distribution unless otherwise approved by Babson Capital’s Compliance

Department in advance of each use.